SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AMERICAN PENSION INVESTORS TRUST

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

of the

YORKTOWN MID CAP FUND

2303 Yorktown Avenue

Lynchburg, VA 24501

Toll Free 800-544-6060

American Pension Investors Trust (the “Trust”) is holding a special meeting of the shareholders of the Yorktown Mid Cap Fund (the “Special Meeting”) on Monday, February 13, 2017 at 10:00 a.m., Eastern Time. The Special Meeting will be held at the offices of the Trust’s Investment Adviser, Yorktown Management & Research Company, Inc., located at 2303 Yorktown Avenue, Lynchburg, VA 24501.

The Trust is a Massachusetts business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“funds”) and currently offers shares of seven funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees.

The Yorktown Mid Cap Fund (the “Fund”), which is the subject of this Special Meeting, offers Class A shares, which are sold to the public with a front-end sales charge, Class L Shares, which are sold to the public and have no sales charges and no deferred sales charges, but do charge an ongoing distribution and servicing (i.e., 12b-1) fee, and Institutional Class Shares, which are sold without a contingent deferred sales charge or an ongoing distribution and servicing (12b-1) fee.

This Special Meeting is being held for all Fund shareholders, without regard to share class. The matters to be considered at the Special Meeting will be:

1.	Approval of a new investment sub-advisory agreement with Poplar Forest Capital, LLC (“Poplar”) on behalf of the Yorktown Mid Cap Fund; and

2.	Such other business as may properly arise at the meeting.

Formal notice of this Special Meeting appears in the enclosed Proxy Statement. The Board of Trustees believes that the engagement of Poplar is in the best interests of shareholders of the Fund and has unanimously recommended that shareholders vote “FOR” the proposal.

The Board of Trustees of the Trust has fixed the close of business on January 18, 2017 as the record date for the Special Meeting. Shareholders of record on that date are entitled to notice of, and to vote at the Special Meeting. Your vote is important no matter how many shares you own. In addition to voting by mail, you may vote by telephone or through the Internet as follows:

TO VOTE BY TELEPHONE:		TO VOTE BY INTERNET:
(1)	Read the Proxy Statement and have the enclosed proxy card at hand	(1)	Read the Proxy Statement and have the enclosed proxy card at hand
(2)	Call the toll-free number that appears on the enclosed proxy card and follow the simple instructions	(2)	Go to the website that appears on the enclosed proxy card and follow the simple instructions

We encourage you to vote by telephone or through the internet using the control number that appears on the enclosed proxy card. Use of telephone or internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

If you have any questions after considering the enclosed materials, please call 1-800-544-6060. Please take this opportunity to vote. Thank you for your participation and for your continued support.

Your vote on each proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO VOTE BY SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

David D. Basten

Chairman

February 1, 2017

AMERICAN PENSION INVESTORS TRUST

Special Meeting of the Shareholders of

the

Yorktown Mid Cap Fund

2303 Yorktown Avenue

Lynchburg, VA 24501

Toll Free 800-544-6060

PROXY STATEMENT

Dated February 1, 2017

SPECIAL MEETING OF SHAREHOLDERS

To be Held on February 13, 2017

The Board of Trustees (the “Board”) of American Pension Investors Trust (the “Trust”) has voted to call a special meeting (the “Special Meeting”) of all shareholders of the Yorktown Mid Cap Fund (the “Fund”), in order to seek shareholder approval of two proposals relating to the Fund. The Special Meeting will be held at the offices of the Fund’s investment adviser, Yorktown Management & Research Company, Inc. (the “Adviser”), at 10:00 a.m., Eastern Time, on Monday, February 13, 2017. If you expect to attend the Special Meeting in person, please call the Trust at 1-800-544-6060 to inform them of your intention. This proxy was first mailed to eligible shareholders on or about February 1, 2017.

The matters to be considered at the Special Meeting will be:

1.	Approval of a new investment sub-advisory agreement with Poplar Forest Capital, LLC (“Poplar”) on behalf of the Yorktown Mid Cap Fund; and

2.	Such other business as may properly arise at the meeting.

If you were the record owner of any shares of the Fund as of the close of business on January 18, 2017 (the “Record Date”), then you are eligible to vote at the Special Meeting. As of the Record Date, the Fund had a total of 1,496,604 shares issued and outstanding. Each full share counts as one vote, and fractional shares count as fractional votes.

Your proxy, if properly executed, duly returned and not revoked, will be voted in accordance with your directions on the proxy. If you properly execute and return your proxy but do not provide instructions with respect to a proposal, your proxy will be voted “FOR” that proposal. You may revoke a proxy at any time prior to the Special Meeting by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the Special Meeting in person. This Proxy Statement and proxy card were first mailed to shareholders on or about February 1, 2017.

The Adviser will pay the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred by the Fund in connection with matters presented to the Special Meeting, including the fees and expenses of counsel to the Trust and its Independent Trustees.

The Adviser has retained AST Fund Solutions (“AST”) to solicit proxies for the Special Meeting. AST is responsible for printing proxy cards, mailing proxy material to shareholders, soliciting broker-dealer firms, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services.

In addition to solicitation through the mail, proxies may be solicited by representatives of the Fund without cost to the Fund. Such solicitation may be by telephone, facsimile or otherwise. It is anticipated that broker-dealer firms, custodians, nominees, fiduciaries and other financial institutions will be requested to forward proxy materials to beneficial owners and to obtain approval for the execution of proxies.

PROPOSAL # 1.	APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT WITH POPLAR FOREST CAPITAL, LLC (“POPLAR”) ON BEHALF OF THE YORKTOWN MID CAP FUND

Background

The Yorktown Mid Cap Fund

Investment Objective

The investment objective of the Fund is long term capital appreciation.

Current Principal Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in stocks of medium capitalized (‘mid cap”) companies. The Fund invests primarily in a diversified portfolio of equity securities, including common stocks and other forms of equity investments (e.g., securities convertible into common stocks), of domestic mid cap companies that are expected to exhibit quality growth characteristic or offer a long-term investment value. For purposes of the Fund, the Investment Manager considers a company to be a mid cap company if it has a market capitalization no smaller than the smallest capitalized company, and no larger than the largest capitalized company, included in the Russell Midcap Index at the time of the Fund’s investment. Securities of companies whose market capitalizations no longer meet this definition after purchase may continue to be held in the Fund. To a limited extent, the fund may also purchase stocks of companies with business characteristics similar to mid cap companies, but that may have market capitalizations above the market capitalization of the largest member, or below the market capitalization of the smallest member, of the Russell Midcap Index.

The Fund will invest in both “value” and “growth” stocks. The Fund’s Investment Manager will provide a growth oriented investment portfolio and a value oriented investment portfolio for the Fund. The Fund’s Adviser will determine the Fund’s allocation of its assets to “value” and “growth”, and will re-balance that allocation from time to time as it deems necessary.

For temporary defensive purposes, the Fund may invest up to 100% of its assets in other types of securities, including high-quality commercial paper, obligations of banks and savings institutions, U.S. Government securities, government agency securities and repurchase agreements, or it may retain funds in cash.

Proposed Principal Investment Strategies under Poplar

Poplar Forest Capital, LLC is a value manager, whereas the Fund’s prior sub-adviser managed the Fund under both a growth and value mandate, with asset allocations being made by the Fund’s Adviser. If Poplar is approved as the Fund’s new Sub-Adviser, the Fund will be managed in a pure value style and no allocations between value and growth will be necessary. As a result, the Fund’s investment strategies will change as described in the next paragraph. The Fund’s risk profile with respect to growth investing will no longer be in effect. The risk profile with respect to value investing will remain unchanged.

The Fund seeks to deliver superior, risk-adjusted returns over full market cycles, by investing primarily in the common stocks of under appreciated companies and industries. A full market cycle is deemed to be a multi-year period including a period of material increase in the U.S. stock market (a “bull market”) and a period of material decline in the U.S. stock market (a “bear market”). The Fund generally invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in stocks of medium-sized companies (“mid-caps”) that may offer shareholders greater growth prospects than larger businesses without the heightened operational risks of small companies. The Adviser defines “mid-caps” as those companies within the capitalization range of the Russell Midcap® Index (which consists of companies with capitalizations at the time of purchase from approximately $2.4 billion to approximately $28.7 billion as of May 29, 2016, the date of the last reconstitution of the Russell Midcap® Index).

The Fund may invest up to 20% of its net assets in U.S. listed securities of foreign domiciled mid-cap companies.

The Fund will generally invest in 25 to 35 companies. The Fund is managed using a long-term approach to security selection. Investments will generally be made with an intended investment horizon of three years, although individual investments may be held for shorter or longer time periods. The Fund’s Investment Manager evaluates investment opportunities using bottom up, fundamental analysis.

The Investment Adviser

Yorktown Management & Research Company, Inc. (the “Adviser”), serves as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund’s initial shareholder. The Adviser has served as investment adviser to the Fund since its inception in May, 2016. The Adviser was organized in 1984 and is controlled by David D. Basten.

Services provided by the Adviser include the provision of a continuous investment program for the Fund and supervision of all matters relating to the operations of the Fund. The Adviser is responsible for selecting, contracting with, compensating and monitoring the sub-adviser for the Fund (the “Investment Manager”). The Adviser is also responsible for furnishing corporate officers and clerical staff and providing office space, office equipment and office services.

For its services to the Fund, the Adviser receives a fee, calculated daily and paid monthly, equal to an annual rate as set forth in the following table:

Asset Level	Annual Advisory Fee
$0 to $50 Million	1.15%
$50,000,001 to $100 Million	1.00%
$100,000,001 to $200 Million	0.95%
$200,000,001 to $500 Million	0.90%
All Assets over $500 Million	0.85%

The investment advisory agreement with the Adviser has an initial term of two years and was first approved by the Board at a meeting held on February 8, 2016. The Fund’s initial shareholder approved the investment advisory agreement immediately prior to the Fund’s commencement of operations. For the period from May 10, 2016 to December 31, 2016, the Adviser received fees of $0.00 after fee waivers and expense reimbursements.

The Investment Management Structure

The Fund operates under a “manager of managers” structure. Under that structure, the Adviser serves as the investment adviser to the Fund and is responsible for the overall management and supervision of the Fund and its operations. However, the day-to-day selection of securities for the Fund and the provision of a continuing and cohesive fund investment strategy is generally handled by the Investment Managers.

One of the Adviser’s principal responsibilities as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the Fund as sub-adviser. The sub-advisory firm is paid for its services to the Fund by the Adviser out of the fees paid to the Adviser by the Fund.

William Blair Investment Management, LLC (“William Blair”) was the Fund’s initial Investment Manager and served in that capacity from the Fund’s inception until mid-December, 2016, when ~~in the course of performance discussions with the Adviser,~~ the firm voluntarily resigned as Investment Manager and the Adviser assumed its responsibilities. William Blair resigned as Investment Manager after it became apparent that the Fund was not acquiring assets as rapidly as hoped, the investment style of the Fund was likely not focused enough, and a different manager with a different management style might better serve the Fund. ~~discussions with the Adviser~~ On December 14, 2016, the Trust’s Board met to discuss the replacement of William Blair and received information relating to Poplar Forest Capital, LLC (“Poplar”), the Adviser’s choice to replace William Blair. On January 27, 2017, the Board met again and, after full and careful consideration, voted to approve the engagement of Poplar as Investment Manager to the Fund and recommend its approval by the Fund’s shareholders.

Information Relating to Poplar Forest Capital, LLC

Poplar Forest Capital, LLC (“Poplar”), located at 70 South Lake Avenue, Suite 930, Pasadena, California 91101, has been chosen by the board to assume the role of Investment Manager to the Fund. Poplar is an SEC-registered investment advisory firm formed in 2007. Poplar provides investment management services to institutions, individuals, high net worth individuals, charitable organizations and other pooled investment vehicles. Poplar serves as investment adviser to Poplar Forest Outliers Fund which has similar investment objective and strategies to the Fund. Mr. J. Dale Harvey owns 78.6% of Poplar and is therefore, a control person of Poplar.

If approved by the Fund’s shareholders, Poplar, subject to the oversight of the Board and the Adviser, will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. Poplar will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. Poplar will provide the services under the Sub-Advisory Agreement in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and SAI and such compliance policies and procedures as the Adviser or Trust may provide to Poplar in writing from time to time.

For the services to be provided to the Fund and for the expenses assumed by Poplar in providing such services pursuant to the Sub-Advisory Agreement, the Adviser will pay Poplar, and Poplar will accept as full compensation, an investment advisory fee, based upon the daily average net assets of the Fund, computed at the end of each month and payable within five (5) business days thereafter, as set forth below:

Asset Level	Annual Sub-Advisory Fee
$0 to $50 Million	0.75%*
$50,000,001 to $100 Million	0.60%
$100,000,001 to $200 Million	0.55%
$200,000,001 to $500 Million	0.50%
All Assets over $500 Million	0.45%

*	Poplar understands that the Adviser is operating under a written Expense Limitation Agreement which requires the Adviser to waive fees and/or reimburse the Fund for expenses in order for the Fund to maintain certain targeted expense ratios. In order to assist the Adviser in these efforts, Poplar has agreed that until the Fund reaches $35 Million in assets, the fees it receives from the Adviser shall be calculated based on the actual fee received by the Adviser after waivers and reimbursements, on an annualized basis, less 0.40% annualized. (For example, if the Adviser receives a net annualized fee of 0.60% for a particular month, Poplar will accept an annualized fee of 0.20% for that month). However, notwithstanding the foregoing, Poplar shall in no event receive a monthly fee that is less than 0.15% annualized.

Fees for less than a full month will be pro rated. Poplar shall have no right to obtain compensation directly from the Fund or the Trust for services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

A copy of the proposed Sub-Advisory Agreement is included with this Proxy as Exhibit A.

For the period from May 10 to December 19, 2016, William Blair received $56,331.10 for its services.

Portfolio Manager

Mr. J. Dale Harvey, CEO and Chief Investment Officer of Poplar, will be the portfolio manager responsible for the day-to-day management of the Fund’s investment portfolio. Prior to founding Poplar Forest Capital in 2007, from 1991 to 2007, Mr. Harvey served as a portfolio counselor and investment analyst at Capital Group Companies. In his role with Capital Group Companies, Mr. Harvey served as President and Director (2005 to 2007) and portfolio counselor (2000 to 2007) for the American Mutual Fund; as President (2003 to 2005) and portfolio counselor (1997 to 2005) for the American Balanced Fund; as portfolio counselor (1997 to 2007) for the Washington Mutual Investors Fund; as portfolio counselor (2005 to 2007) for the Investment Company of America Fund; and as portfolio counselor (2003 to 2007) for the SmallCap World Fund.

Additional Information about Poplar

The information presented below (current as of December 31, 2016) is designed to provide additional information about Poplar, the portfolio manager responsible for the Fund’s investments, and the means by which the portfolio manager is compensated for his services. Any accounts managed in a personal capacity appear under “Other Accounts” along with other accounts managed on a professional basis. The personal account information is current as of the most recent calendar quarter-end for which account statements are available.

Mr. J. Dale Harvey

Type of Accounts	Number of Accounts (Excluding the Fund)	Total Assets	Number of Accounts w/ Fee Based on Performance	Total Assets
Registered Investment Companies	3	814.8 million	0	0
Other Pooled Investments	1	83.6 million	0	0
Other Accounts	44	$683 million	0	0

Material Conflicts of Interest. Mr. Harvey also manages other accounts, in multiple strategies, for Poplar, including other limited partnerships and other separate accounts. There is a potential conflict should one of these funds/accounts be favored over another, but the intention of Poplar is to treat all funds and accounts fairly with respect to buy/sell orders and new investment opportunities. The various funds and accounts may hold the same securities. . Buy and/or sell orders will normally be placed concurrently for each fund/account managed by J. Dale Harvey.

Compensation. Mr. Harvey receives a fixed base salary, a discretionary bonus, and a share of the profits of Poplar equal in proportion to his ownership of the firm. Poplar’s profitability is the main driver of the portfolio manager’s bonus. The bonus is qualitatively based. Payments are a function of firm profitability and the individual’s contribution to Poplar’s success.

As of December 31, 2016, Mr. Harvey did not hold a beneficial interest in any API Funds.

Board Considerations

On December 14, 2016 and on January 27, 2017, the Fund’s Board of Trustees held meetings to consider, among its stated business, a new Investment Manager for the Fund, and after full deliberation, selected Poplar to serve in that capacity.

During its deliberations, the Board reviewed the qualifications of Poplar and heard presentations by representatives of Poplar. Mr. David D. Basten, Chief Executive Officer of the Adviser and President and Chairman of the Trust, reported that he conducted due diligence on the firm to assure himself that no material negative matters had transpired. Mr. Basten expressed confidence and praise for the firm and presented the results of his due diligence assessment, reporting that he had not found any matter that would disqualify or otherwise negatively impact his opinion of Poplar as an Investment Manager for the Fund. Mr. Basten went on the state that he had know Mr. Harvey for over 25 years and that Mr. Harvey’s record of success in managing mutual funds was well known and excellent. At the Board’s meeting on January 27, 2017, Mr. Harvey discussed his relationship with Mr. Basten and stated that Mr. Basten had been his first broker when he was still a teenager, had been his initial mentor and introduction into the financial industry, and had remained a friend since that time. In answer to a question from the board, Mr. Harvey and Mr. Basten each represented that there were no material relationships between themselves or any entity with whom they were associated, other then the relationship being contemplated by the Board with respect to the sub-advisory agreement.

The Board then received written information relating to the experience, strengths, other clients and past investment performance of Poplar. The Board reviewed the firm’s SEC required disclosure documents, its performance history with respect to other funds and clients managed by Poplar, Poplar’s responses to a detailed questionnaire prepared by legal counsel to the Trust and Independent Trustees, a memo from legal counsel describing the duties of a Board with respect to approving advisory agreements, and the presentations of Poplar personnel. The Board noted with approval the firm’s consistent investment performance, its level of expertise, and quality of clientele. The Board noted with further approval that no officer or trustee of the Fund or Trust was affiliated with Poplar, and that no compensation was to be paid to Poplar other than sub-advisory fees paid by the Adviser under the Sub-Advisory Agreement. Further, the Board noted with approval that the proposed compensation to be paid to Poplar was no more than the compensation previously paid to William Blair, so there would be no increase in expenses to the Fund’s shareholders. The Board also reviewed the financial condition of Poplar and questioned Poplar’s representatives to assure themselves that Poplar was financially capable of undertaking the responsibilities of serving the Fund. After reviewing the information and report provided at each meeting, the Board agreed that Poplar had sufficient resources to adequately serve the Fund.

The Board did not have any negative items of discussion, and there were no other alternatives to Poplar under consideration.

Consideration of the Sub-Advisory Agreement

The Board then turned its attention to the terms of the proposed sub-advisory agreement. Under the terms of the proposed sub-advisory agreement with Poplar, Poplar would be responsible for providing day-to-day investment advice and choosing the securities in which the Fund invests. Poplar would report directly to the Adviser, and the Adviser would be responsible to report to the Board for any errors or omissions made by Poplar. Poplar would not be responsible for ~~mistakes or errors of judgment in its management of the investments of the Fund unless those mistakes or errors of judgment resulted from gross negligence, willful misfeasance or intentional wrongdoing.~~ any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The proposed sub-advisory agreement would have an initial term of two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Trustees and a separate concurring majority vote of the Trust’s independent Trustees. The proposed sub-advisory agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice. The proposed sub-advisory agreement would become effective upon receipt of shareholder approval or shortly thereafter. The current sub-advisory agreement with the Predecessor Adviser and the proposed sub-advisory agreement with Poplar are similar. Under both agreements, the subadvisors have substantially the same duties. A copy of the proposed sub-advisory agreement with Poplar is included as Exhibit A to this proxy, which is incorporated by reference into this discussion as if fully set forth herein.

The Board then discussed the proposed fees payable to Poplar for its services to the Fund. Since those fees would be paid to Poplar by the Adviser out of the fees it received from the Fund, the Board sought the Adviser’s opinion concerning the reasonableness of the proposed fee structure. The Adviser reported to the Board that Poplar was the same as William Blair except possibly with respect to the first $35 million of assets where it could be lower.

Based on the Board’s review and the Adviser’s recommendation, the Board unanimously voted to approve Poplar as sub-adviser to the Fund and to seek shareholder approval of their choice.

Fees and Expenses

The fees paid to Poplar on behalf of the Fund under the sub-advisory agreement will be paid by the Adviser out of the fees received by the Adviser under its Investment Advisory Agreement with the Fund, so overall fees to the Fund’s shareholders will not change.

If the Fund’s shareholders do not approve this Proposal, the Adviser will continue to manage the Fund and the Trust will consider other alternatives.

Board Recommendation

For all the reasons enumerated above, the Fund’s Board of Trustees, including the independent Trustees, unanimously recommends that you vote “For” Proposal # 1.

PROPOSAL 2:	TO TRANSACT ANY OTHER BUSINESS, NOT CURRENTLY CONTEMPLATED, THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES

The proxy holders have no present intention of bringing any other matter before the Special Meeting other than the matters described herein or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the Special Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

Record Date. The Board of Trustees has fixed the close of business on January 18, 2017 (the “Record Date”) as the record date for determining shareholders of the Fund entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, there were outstanding shares of beneficial interest of the Fund. Each share is entitled to one vote, with proportionate voting for fractional shares. Shares of the Fund will be voted in the aggregate and not by class of shares.

5% Shareholders. As of the Record Date, the following shareholders owned of record more than 5% of the outstanding shares of the Fund. The API Multi-Asset Income Fund intends to vote its shares, which represents approximately 94% of the Fund’s outstanding shares, in favor of the proposals. No other person owned of record and, according to information available to the Trust, no other person owned beneficially, 5% or more of the outstanding shares of the Fund on the Record Date.

Name and Address of Record Owner	Share Class	Shares Owned	Percentage Ownership of Share Class
National Financial Services, LLC FEBO Huntington Bank 7 Easton Oval # EA4E70 Columbus, OH 43219-6010	I	1,417,401	95.33%

Meri L. Shaley SEP IRA Acct 555 Creighton Way Reno, NV 89503	L	2,405	26.22%

Harold G. Collins, Jr. IRA 5729 Whispering Pines Rd Cascade, VA 24069	L	4,432	48.32%

Sharon Cooper IRA 1386 North Fork Rd Martinsville, VA 24112	L	554	6.04%

Debra Lee Barnes Reay IRA 6 Fathom Dr Corona Del Mar, CA 92625	L	470	5.12%

Yorktown Management & Research Company, Inc./David D Basten Trust 2303 Yorktown Avenue Lynchburg, VA 24501	A	100	16.74%

Hilliard Lyons Cust for David M. Basten ROTH IRA 3921 Royal Blvd. Lynchburg, VA 24503-2457	A	498	83.26%

Quorum. A quorum is the number of shares legally required to be at a meeting in order to conduct business, which is more than 50% of the outstanding shares of the Fund at the meeting. The favorable vote of a “majority of the outstanding shares” of the Fund is required to approve the Proposals. The vote of a “majority of the outstanding shares” means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the Fund’s outstanding shares. Proxies properly executed and marked with a negative vote or an abstention will be considered to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business. If the Special Meeting is called to order but a quorum is not present at the Special Meeting, the persons named as proxies may vote those proxies that have been received with respect to adjournment of the Special Meeting to a later date. If a quorum is present at the Special Meeting but sufficient votes to approve the proposals described herein are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting not to exceed 120 days from the record date for the meeting, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares of the Fund represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies received that voted in favor of a proposal in favor of such an adjournment for the proposal and will vote those proxies received that voted against the proposal against any such adjournment.

Abstentions and “broker non-voters” are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to the proposal. “Broker non-votes” are shares held by a broker or nominee for whom an executed proxy is received by the Trust, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Notwithstanding the foregoing, “broker non-votes” will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn the Special Meeting. Accordingly, abstentions and “broker non-votes” will effectively be a vote against the proposal, for which the required vote is a percentage of the outstanding voting shares and will have no effect on a vote for adjournment.

Trustee Votes. The Trustees intend to vote all of their shares in favor of the proposals described herein. [Confirm Trustee shares] On the Record Date, the Trustees and officers of the Trust as a group owned of record and/or beneficially less than 1% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION ON THE OPERATION OF THE FUND

Service Providers. The following table identifies certain of the service providers for the Fund. The address of the Distributor and Transfer Agent is 225 Pictoria Drive, Suite 450, Cincinnati Ohio 45246.

Distributor:	Unified Financial Securities, LLC
Transfer Agent:	Ultimus Asset Services, LLC
Custodian:	Huntington Bank, N.A.
Independent Registered Public Accountant:	Tait, Weller & Baker

Independent Registered Public Accounting Firm

The Audit Committee and the Board of Trustees have selected Tait Weller and Baker LLP, 1818 Market Street, Philadelphia, Pennsylvania 19103, to serve as the Trust’s independent registered public accounting firm for the fiscal year ending January 31, 2017.    Representatives of Tait Weller & Baker are not expected to be present at the Special Meeting although they will have an opportunity to attend and to make a statement, if they desire to do so. If representatives of Tait Weller & Baker, LLP are present at the Special Meeting, they will be available to respond to appropriate questions from shareholders.

Fees Billed by Tait Weller & Baker LLP to the Trust During the Previous Two Fiscal Years
Audit Fees	The aggregate fees billed for professional services rendered by Tait Weller & Baker, LLP for the audit of the annual financial statements of the Trust or for services that are normally provided by Tait Weller & Baker, LLP in connection with statutory and regulatory filings or engagements were $105,000 with respect to the fiscal year ended January 31, 2015 and $108,000 with respect to the fiscal year ended January 31, 2016.
Audit-Related Fees	No fees were billed in either of the last two fiscal years for assurance and related services by Tait Weller & Baker, LLP that are reasonably related to the performance of the audit of the Trust’s financial statements and are not reported as “Audit Fees” in the preceding paragraph.
Tax Fees	No fees were billed in either of the last two fiscal years for professional services rendered by Tait Weller & Baker, LLP for tax compliance, tax advice and tax planning, except fees for preparing and filing tax returns in the amount of $ .
All Other Fees	No fees were billed in either of the last two fiscal years for products and services provided by Tait Weller & Baker, LLP other than the services reported above.
Aggregate Non-Audit Fees	No fees were billed in either of the last two fiscal years for non-audit services by Tait Weller & Baker, LLP rendered to the Trust and any entity controlling, controlled by, or under common control with the Trust that provides ongoing services to the Trust.

Audit Committee Pre-Approval Policies and Procedures.

The Trust’s Audit Committee has established policies and procedures pursuant to which services performed by the Trust’s independent registered public accounting firm may be pre-approved. Such services include audit, audit-related, tax and other services. Pre-approval considerations include whether the proposed services are consistent with SEC rules on auditor independence and whether the accounting firm is best positioned to provide the most efficient services.

Annual and Semi-Annual Reports

The Trust will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report succeeding such annual report, if any, upon request. To request the annual or semi-annual report, please call us toll free at 800-544-6060, or write to the Trust at 2303 Yorktown Avenue, Lynchburg, VA 24501. The Fund’s most recent annual and semi-annual reports are available for download at www.apifunds.com

OTHER MATTERS

Shareholder Proposals

As a Massachusetts business trust, the Trust does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board of Trustees does not believe a formal process for shareholders to send communications to the Board of Trustees is appropriate due to the infrequency of shareholder communications to the Board of Trustees. The Trust has not received any shareholder proposals to be considered for presentation at the Special Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s proxy statement for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not insure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Annual meetings of shareholders of the Funds are not required as long as there is no particular requirement under the 1940 Act or the Declaration of Trust, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to David D. Jones, Secretary of the Trust, 2303 Yorktown Avenue, Lynchburg, VA 24501.

Shareholder Communications with Trustees

Shareholders who wish to communicate with the Board or individual Trustees should write to the Board or the particular Trustee in care of the Fund, at the offices of the Trust as set forth below. All communications will be forwarded directly to the Board or the individual Trustee. Shareholders also have an opportunity to communicate with the Board at shareholder meetings. The Trust does not have a policy requiring Trustees to attend shareholder meetings.

Proxy Delivery

The Trust may only send one proxy statement to shareholders who share the same address unless the Fund has received different instructions from one or more of the shareholders. The Fund will deliver promptly to a shareholder, upon oral or written request, a separate copy of the proxy statement to a shared address to which a single copy of this proxy statement was delivered. By calling or writing the Fund, a shareholder may request separate copies of future proxy statements, or if the shareholder is receiving multiple copies of the proxy statement now, may request a single copy in the future. To request a paper or e-mail copy of the proxy statement or annual report at no charge, or to make any of the aforementioned requests, write to the Fund at 2303 Yorktown Avenue, Lynchburg, VA 24501, or call the Fund toll-free at 1-800-544-6060.

By Order of the Board of Trustees,

David D. Jones, Esq.
Secretary

Date: February 1, 2017

Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. You may also vote by telephone or through the Internet by following the instructions on your proxy card.

EXHIBIT A

SUBADVISORY AGREEMENT

THIS AGREEMENT, entered into as of February 13, 2017, by and between Yorktown Management & Research Company, Inc., a Maryland corporation (the “Adviser”), and Poplar Forest Capital LLC a Delaware limited liability company (the “Subadviser”).

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of asset management;

WHEREAS, Subadviser is also registered as an investment adviser under the Advisers Act, and engages in the business of asset management;

WHEREAS, American Pension Investors Trust, a Massachusetts business trust (the “Trust”) is registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has been engaged by the Trust to provide investment management services to separate series of the Trust, including the Yorktown Mid Cap Fund (the “Fund”);

WHEREAS, the Adviser desires to retain the Subadviser to render certain investment management services to the Fund, and the Subadviser is willing to render such services; and

WHEREAS, the Trust has consented to the engagement of the Subadviser by the Adviser.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Appointment. The Adviser hereby appoints the Subadviser to act as investment adviser, with full discretionary power and authority for the period and on the terms set forth in this Agreement. The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser except as expressly authorized in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.	Delivery of Documents. The Adviser has furnished the Subadviser with copies properly certified or authenticated of each of the following:

a.	The Trust’s Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933, as amended, relating to shares of beneficial interest of the Fund as filed with the Securities and Exchange Commission (“SEC”) and all amendments thereto;

b.	The Fund’s Prospectus (such Prospectus, as presently in effect and all amendments and supplements thereto are herein called the “Prospectus”).

c.	The Fund’s Statement of Additional Information (such Statement of Additional Information, as presently in effect and all amendments and supplements thereto are herein called the “SAI”).

The Adviser will furnish the Subadviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3.	Management. Subject to the supervision of the Trust’s Board of Trustees, the Subadviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Subadviser will provide the services under this Agreement in accordance with the Fund’s investment objectives, policies and restrictions as stated in its Prospectus and SAI and such compliance policies and procedures as the Adviser or Trust may provide to Subadviser in writing from time to time. The Subadviser further agrees that it:

a.	Will conform its activities to all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

b.	Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Subadviser believes two or more brokers or dealers are comparable in price and execution, the Subadviser may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated with the Trust or its Adviser(s), provided, however, that in no instance will portfolio securities be purchased from or sold to the Adviser or any affiliated person of the Adviser in principal transactions. The Subadviser agrees that it shall not direct portfolio transactions for the Fund through any broker or dealer that is an “affiliated person” (as that term is defined in the 1940 Act) of the Subadviser, except as permitted under the 1940 Act;

c.	Will vote proxies with respect to the Fund’s securities and exercise rights in corporate actions or otherwise in accordance with the Subadviser’s proxy voting guidelines and shall report all votes cast in the in time, manner, and format requested to facilitate the filing of the N-PX;

d.	Will promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise;

e.	Will promptly notify the Adviser in the event that: (i) the Subadviser becomes the subject of an administrative proceeding or enforcement action by the SEC or other regulatory body with applicable jurisdiction or (ii) to the best of the Subadviser’s knowledge, any affiliate of the Subadviser becomes the subject of an administrative proceeding or enforcement action by the SEC or other regulatory body with applicable jurisdiction that the Subadviser reasonably expects could have a material adverse effect upon the ability of the Subadviser to perform its duties under this Agreement.

f.	Will provide, at its own cost, personnel, office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund and will assume other costs and expenses incurred by it in connection with its investment advisory services pertaining to the Fund; and

g.	Will render oral and written regular reports to the Trust and the Adviser concerning Subadviser’s discharge of the foregoing responsibilities;

4.	Services Not Exclusive; Aggregation of Orders. The advisory services furnished by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to furnish similar services to others as long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of portfolio securities of the Fund with those for other accounts managed by the Subadviser, if orders are allocated in a manner deemed equitable by the Subadviser among the accounts and at a price approximately averaged.

5.	Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Subadviser further agrees to preserve for the periods prescribed by it pursuant to Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Trust.

6.	Compensation; Fund Expenses. For the services provided to the Fund and for the expenses assumed by the Subadviser in providing such services pursuant to this Agreement, the Adviser will pay the Subadviser, and the Subadviser will accept as full compensation, an investment advisory fee, based upon the daily average net assets of the Fund, computed at the end of each month and payable within five (5) business days thereafter, as set forth below:

Asset Level	Annual Sub-Advisory Fee
$0 to $50 Million	0.75%*
$50,000,001 to $100 Million	0.60%
$100,000,001 to $200 Million	0.55%
$200,000,001 to $500 Million	0.50%
All Assets over $500 Million	0.45%

*	Subadviser understands that the Adviser is operating under a written Expense Limitation Agreement which requires the Adviser to waive fees and/or reimburse the Fund for expenses in order for the Fund to maintain certain targeted expense ratios. In order to assist the Adviser in these efforts, Subadviser agrees that until the Fund reaches $35 Million in assets, the fees it receives from the Adviser shall be calculated based on the actual fee received by the Adviser after waivers and reimbursements, on an annualized basis, less 0.40% annualized. (For example, if the Adviser receives a net annualized fee of 0.60% for a particular month, Subadviser will accept an annualized fee of 0.20% for that month). However, notwithstanding the foregoing, Subadviser shall in no event receive a monthly fee that is less than 0.15% annualized.

Fees for less than a full month will be pro rated. The Subadviser shall have no right to obtain compensation directly from the Fund or the Trust for services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

7.	Limitation of Liability of the Subadviser. The Subadviser shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.	Duration and Termination. This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

a.	By the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and

b.	By vote of either the Board of Trustees of the Trust or a majority of the outstanding voting securities of the Fund (as that term is defined in the 1940 Act).

Notwithstanding the foregoing, this Agreement may be terminated by the Trust or by the Adviser at any time on sixty (60) days’ written notice, without the payment of any penalty, provided that termination by the Trust must be authorized either by vote of the Board of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. The Subadviser may at any time, without the payment of any penalty, terminate this Agreement with respect to the Fund by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act), or if the Adviser’s investment advisory agreement shall terminate with respect to the Fund. The provisions contained in Section 7 shall survive the expiration or other termination of this Agreement. Upon termination of this Agreement, the duties of the Adviser delegated to the Subadviser under this Agreement automatically shall revert to the Adviser.

9.	Notices. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Adviser:	If to the Subadviser
Yorktown Management & Research 2303 Yorktown Avenue Lynchburg, VA 24501 Attn: David M. Basten Its: President	Poplar Forest Capital, LLC 70 South Lake Avenue, Suite 930 Pasadena CA 91001 Attn: J. Dale Harvey Its: Chief Executive Officer

10.	Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes any prior agreement or understanding, whether written or oral.

11.	Miscellaneous. The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may be executed simultaneously in two or more counterparts, each of which shall he deemed an original, but all of which together shall constitute one and the same instrument.

12.	Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Virginia, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ATTEST:		YORKTOWN MANAGEMENT & RESEARCH COMPANY, INC.

By:		By:
		Name:	David D. Basten
Title:	CCO of Adviser	Title:	President

ATTEST:		POPLAR FOREST CAPITAL, LLC

By:		By:
Name:

Title:		Title:

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at proxyonline.com using your proxy control number found below

3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By PHONE with a live operator when you call toll-free 1-800-714-3305 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Yorktown Mid Cap Fund

A SERIES OF THE AMERICAN PENSION INVESTORS TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 13, 2017

The undersigned, revoking prior proxies, hereby appoints Austin D. Basten and Kenan Bell, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Yorktown Mid Cap Fund. (the “Fund”) to be held at the offices of the Trust, 2303 Yorktown Avenue, Lynchburg, VA 24501, on February 13, 2017, at 10:00 a.m. Eastern Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-714-3305. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on February 13, 2017. The proxy statement for this meeting is available at:

proxyonline.com/docs/api2016.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

The Yorktown Mid Cap Fund

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	Approve a new sub-advisory agreement with Poplar Forest Capital, LLC	☐	☐	☐

2.	Transact any other business, not currently contemplated, that may properly come before the special meeting of shareholders or any adjournment thereof.	☐	☐	☐

THANK YOU FOR VOTING

Signature	Date

Printed Name

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]